UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 20, 2018

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On July 13, 2018, Comstock Resources, Inc. issued a press release announcing that its wholly owned subsidiary, Comstock Escrow Corporation, intends to offer for sale in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), $850.0 million in aggregate principal amount of senior unsecured notes due 2026 (the “Senior Notes”). On July 20, 2016, the Company issued a press release announcing the pricing of the Senior Notes. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference in accordance with Rule 135c of the Securities Act.

Item 9.01	Financial Statements and Exhibits
Exhibit Number	Description
99.1	Press Release of Comstock Resources, Inc. dated July 20, 2018 relating to the pricing of Comstock Escrow Corporation’s Senior Unsecured Notes due 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: July 20, 2018	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer